Exhibit 10.2

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this "Sublease") is entered into this 3 day of February, 2017 by and between EXTREME NETWORKS, INC., a Delaware corporation ("Sublandlord"), and YANGTZE MEMORY TECHNOLOGIES, INC., a California corporation ("Subtenant").

Recitals

A. W3 RIDGE RIO ROBLES PROPERTY LLC, a California limited liability company ("Landlord"), and Sublandlord entered into that certain Office Space Lease Agreement dated December 31,2012 (the "Master Lease"), respecting those premises consisting of approximately 57,586 rentable square feet of space (the "Premises") comprising the entirety of the building located at 145 Rio Robles, San Jose, California (the "Building"). The Premises is more particularly described in the Master Lease and depicted on Exhibit "A" attached hereto. A copy of the Master Lease is attached to this Sublease as Exhibit "E".

B. Sublandlord desires to sublet to Subtenant, and Subtenant desires to sublet from Sublandlord, the Premises (the "Sublease Premises") on the terms and conditions set forth in this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

Agreement

I. Sublease. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises on the terms and conditions hereinafter set forth. In addition, Subtenant shall have the right to use the existing furniture, fixtures and equipment located within the Sublease Premises and listed on Exhibit "B" attached hereto (the "FF&E") and Landlord's Furniture (as defined in Section 22(b) below). The parties hereby agree that FF&E shall not include (a) Landlord's Furniture or (b) any equipment within the existing gym located in the Building. Sublandlord has a shared use agreement with SunPower to use the existing gym located in the Building and shall terminate such shared use agreement with SunPower prior to the Commencement Date (as defined in Section 2(a) below).

2. Term.

(a) Conditioned upon receipt of the Master Landlord Consent (as defined in Section 15 below), the term of this Sublease shall commence on February 28, 2017 (the "Commencement Date") and shall expire on June 30, 2023 (the "Sublease Term"), unless sooner terminated under the provisions of this Sublease or unless the Master Lease is sooner terminated. Promptly after the Commencement Date is ascertained, Sublandlord and Subtenant shall execute the certificate attached to this Sublease as Exhibit "D". Failure to execute said certificate shall not affect the commencement or expiration of the Sublease Term.

(b)Notwithstanding the Commencement Date set forth in Section 2(a) above, if for any reason Sublandlord fails to deliver possession of the Sublease Premises to Subtenant on or before the Commencement Date, Sublandlord shall not be liable to Subtenant therefore, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder, except as set forth below. In the event of any delay in delivery of possession, Subtenant shall not be obligated to pay rent or to perform any of its other obligations under this Sublease, except for the payment of the Security Deposit pursuant to Section 6 below, until possession of the

Sublease Premises is delivered to Subtenant; provided, however, if Sublandlord fails to deliver possession of the Sublease Premises to Subtenant for any reason on or before April 30, 2017, then Subtenant shall have the option to terminate this Sublease and in such event, Sublandlord shall refund the Security Deposit and all prepaid rental amounts.

(c) Commencing on February 1 , 2017 until the Commencement Date (the "Early Access Period"), Subtenant shall have access to the Sublease Premises for the purpose of the installation of furniture, fixtures and equipment; provided, however, that during such Early Access Period all of the terms and conditions of this Sublease shall apply except that Subtenant shall not be obligated to pay Monthly Base Rent or Additional Rent until the occurrence of the Commencement Date. Such early access shall be at Subtenant's sole risk and conditioned upon full execution of this Sublease and delivery to Sublandlord of payment of the Monthly Base

Rent, Additional Rent and Security Deposit as required herein and insurance certificates evidencing that Subtenant has obtained the insurance required pursuant to this Sublease. Subtenant shall not conduct its business in the Sublease Premises at any time during such Early Access Period. In addition to the foregoing, Sublandlord shall have the right to impose such reasonable additional conditions on Subtenant's early entry as Sublandlord shall deem appropriate.

3. Monthly Base Rent.

(a)       Commencing on the Commencement Date and continuing throughout the Sublease Term, Subtenant shall pay to Sublandlord, without prior demand therefore, in advance on the first day of each calendar month, as monthly rent ("Monthly Base Rent") the following:

Months	Monthly Base Rent
1-12*	$109,413.40
13-24	$112,695.80
25-36	$116,076.68
37-48	$119,558.98
49-60	$123,145.75
61-72	$126,840.12
73-78	$130,645.32

*Provided Subtenant is not in monetary or material non-monetary default beyond the expiration of any applicable notice and cure period, Monthly Base Rent for the first three (3) months of the Sublease Term shall be abated.

(b) Monthly Base Rent shall be prorated for any partial month.

4. Additional Rent; Service Contracts; Utilities.

(a) Subtenant shall pay to Sublandlord during the Sublease Term and on or prior to the date such sums are due under the Master Lease, Subtenant's Pro Rata Share (as defined below in Section 9(a)) of all sums of additional rent and expenses ("Additional Rent") payable under the Master Lease. Sublandlord and Subtenant agree that this Sublease is intended to pass through to Subtenant all financial obligations imposed on Sublandlord pursuant to the Master Lease relating to the Sublease Premises, except for the Monthly Base Rent (as defined in the Master Lease) that Sublandlord pays to Landlord for the Sublease Premises. Any ambiguity in the terms of this Sublease shall be construed in accordance with such intention.  If Sublandlord shall receive any refund for Additional Rent or sums paid by Sublandlord under the Master Lease, Subtenant shall be entitled to the return of any refund if and to the extent such refund was for payments made by Subtenant to Sublandlord under this Sublease. For example, if Subtenant pays Operating Expense Rental (as this term is defined in the Master Lease) to Sublandlord under this Sublease, and Sublandlord pays Operating Expense Rental to the Master Landlord, and the Master Landlord refunds a portion of such Operating Expense Rental to Sublandlord, Sublandlord shall refund the same to Tenant if and to the extent such refund relates to periods covered by this Sublease and relate in proportion to payments made by Subtenant. Further, Sublandlord covenants and agrees that it will, upon notice from Subtenant, exercise its audit rights under Section 2.4.5 of the Master Lease upon Subtenant's demand if Subtenant agrees to pay all costs and expenses of Sublandlord.

(b) Subtenant, at Subtenant's sole cost and expense, shall contract directly with third party service providers for the provision of janitorial services, garbage and utilities at the Sublease Premises (collectively, "Utility Services"). Sublandlord agrees to cooperate with Subtenant as necessary to transfer existing garbage and utility service accounts to Subtenant.

(c) For the first six (6) months of the Sublease Term, Sublandlord shall, at its sole cost and expense, continue to pay and maintain the existing Service Contracts (as defined in Section 3.1 of the Master Lease) required by Section 3.1 of the Master Lease for the Sublease Premises as well as pay the reasonable costs to repair or replace the equipment covered by such Service Contracts as may be required during such six (6) month period after the Commencement Date, except with respect to any maintenance, repair or replacement which is required as a result of damage directly caused by Subtenant, which Subtenant shall reimburse Sublandlord for the entire cost of such repairs or replacement.   On the first day of the seventh (7th) month of the Sublease Term, Subtenant shall directly enter into and maintain Service Contracts (as defined in

Section 3.1 of the Master Lease) as required by Section 3.I of the Master Lease for the Sublease Premises and shall be responsible for paying all such repair or replacement costs as may be required under such Service Contracts.

5.Place of Payment of Rent. All Monthly Base Rent, Additional Rent and all other amounts payable to Sublandlord under this Sublease shall be paid to Sublandlord when due, without prior notice or demand and without deduction or offset, in lawful money of the United States of America in accordance with separate wire instructions that Sublandlord shall provide to Subtenant in writing.

6. Security Deposit and Prepaid Rent.

(a)Upon the execution of this Sublease, Subtenant shall deposit with

Sublandlord a cash security deposit of Four Hundred Eighty Two Thousand Eighty Five and

57/100 Dollars ($482,085.57), (the "Security Deposit") for the full and faithful performance of

Subtenant's obligations under this Sublease. If Subtenant fails to pay any Monthly Base Rent or Additional Rent, or otherwise defaults with respect to any of its obligations under this Sublease, Sublandlord may (but shall not be obligated to), and without prejudice to any other remedy to Sublandlord, use, apply or retain all or any portion of the Security Deposit for the payment of any Monthly Base Rent or Additional Rent in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage or Sublandlord may suffer thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2. Subtenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Sublease, that provide that Sublandlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant, or to clean the Sublease Premises. If Sublandlord uses or applies all or any portion of the Security Deposit as provided above, Subtenant shall, within ten (10) days after demand therefore, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full amount thereof, and Subtenant's failure to do so shall, at Sublandlord's option, be an event of default under this Sublease. If the Subtenant performs all of Subtenant's obligations heretmder, the Security Deposit, or so much thereof that has not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days following the expiration of the Sublease Term and after Subtenant has vacated the Sublease Premises. Sublandlord shall not be deemed to hold the Security Deposit in trust nor be required to keep the Security Deposit separate from its general funds and Subtenant shall not be entitled to any interest on the Security Deposit.

(b) Upon execution of this Sublease, Subtenant shall make a payment to

Sublandlord in the amount of One Hundred Thirty Nine Thousand Four Hundred Sixty Three

and 27/100 Dollars ($139,463.27) as prepayment of rent for credit against the first installment of

Monthly Base Rent and Additional Rent due hereunder.

7.Use. The Sublease Premises shall be used and occupied only for those purposes set forth in the Master Lease, and for no other purpose.

8. Incorporation of Master Lease Terms.

(a) Except as expressly set forth below in Section 8(b) below, the Master Lease is incorporated herein in its entirety by this reference. For the purpose of this Sublease, all references in the Master Lease to "Landlord" shall be deemed to mean Sublandlord, all references to "Tenant" shall be deemed to mean Subtenant and all references to "Lease" shall mean this Sublease, and all references to the "Leased Premises" shall mean Sublease Premises. In the event of a conflict between the provisions of this Sublease and the Master Lease Agreement, as between Sublandlord and Subtenant, the provisions of this Sublease shall control.

Notwithstanding the foregoing incorporation of the terms and conditions of the Master Lease, Sublandlord shall not be responsible for the performance of any obligations to be performed by Landlord  under the Master Lease, and Subtenant agrees to look solely to Landlord for the performance of such obligations. Sublandlord shall not be liable to Subtenant for any failure by Landlord to perform its obligations under the Master Lease, nor shall such failure by Landlord excuse performance by Subtenant of its obligations hereunder.

(b) Sublandlord and Subtenant agree that as between Sublandlord and Subtenant the following terms of the Master Lease shall not be incorporated into this Sublease: Sections 1.1, 1.2.3, 1.3, 1.4, 1.6, 2.1.1, 2.4.5, 2.5, 3.1, 7.5, 9.13, 9.14, Exhibit B, Exhibit C, and Exhibit E-1.

9. Condition and Acceptance of the Sublease Premises.

(a) For purposes of this Sublease, "Subtenant's Pro Rata Share" shall mean one hundred percent (I 00%).

(b) By execution of this Sublease, Subtenant accepts the Sublease Premises in its "AS IS" condition, and Sublandlord makes no representations or warranties to Subtenant with respect to any matter relating to the zoning, legal compliance or physical condition of the Sublease Premises.   Sublandlord shall have no obligation to perform any improvements, alterations or repairs to the Sublease Premises prior to delivery thereof to Subtenant. Notwithstanding the foregoing, Sublandlord shall deliver the Premises, roof, HVAC, plumbing, electrical and related mechanical systems in good working order and condition upon the Commencement Date.

10. Alterations.

(a) Subtenant shall not make any alteration, addition, improvement or change to the Sublease Premises (including, but not limited to any alteration of the paint color or carpeting in the Sublease Premises) without the prior written consent of Sublandlord and Landlord, which consent shall be given or withheld subject to the terms of the Master Lease as incorporated into this Sublease. Any alterations permitted by Sublandlord pursuant to this Section 10 shall be made by Subtenant in accordance with all of the terms and conditions of the Master Lease relating to alterations; provided, however, that Subtenant shall remove any and all such alterations or physical additions in or to the Sublease Premises prior to the expiration or earlier termination of this Sublease or the Master Lease at Subtenant's sole cost and expense.

11. Assignment and Subletting.

(a) Any assignment of this Sublease, by operation of law or otherwise, or further sublet of the Sublease Premises shall require the prior written consent of Sublandlord and Landlord, which consent shall be given or withheld subject to the terms of the Master Lease as incorporated into this Sublease subject, however, to the following: So long as Subtenant is not entering into a Permitted Transfer for the purpose of avoiding or otherwise circumventing the terms of Article 8 of the Master Lease, Subtenant shall have the right to sublease the Premises or assign this Sublease without Sublandlord's consent, and to the extent agreed to by Master Landlord  in the Master Landlord Consent to an Affiliate (defined, below) (a "Permitted Transfer"). Each affiliate assignee or sublessee shall be and remain liable jointly and severally with Subtenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Subtenant's part to be performed or complied with, for the term of this Sublease. No Permitted Transfer shall affect the continuing primary liability of Subtenant (which, following assignment as a result of a Permitted Transfer, shall be joint and several with the assignee), and Subtenant shall not be released from performing any of the terms, covenants and conditions of this Sublease. Subtenant shall promptly advise Landlord and Sublandlord of any Permitted Transfer. For purposes of this Sublease "Affiliate" means any Unigroup affiliate and an entity controlling, controlled by or under common control with Subtenant with control defined as ownership of more than twenty five percent (25%) of an entity's voting interests.

(b) Except in connection with a Permitted Transfer, Sublandlord shall have the option, by giving written notice to Subtenant within fifteen (15) days after receipt of any written notice of Subtenant's desire to assign or sublet the Sublease Premises (the "Transfer Notice"), to recapture the Sublease Premises, or a portion thereof if such Transfer Notice is made with respect to less than the entire the Sublease Premises. Such recapture notice shall cancel and terminate this Sublease with respect to the Sublease Premises or portion thereof, as applicable, as of the effective date of the proposed assignment or sublease stated in the Transfer Notice until the last day of the term of the assignment or sublease as set forth in the Transfer Notice (or at Sublandlord's option, shall cause the assignment to be made to Sublandlord or its agent, in which case the parties shall execute the assignment documentation promptly thereafter). In the event of a recapture by Sublandlord, if this Sublease shall be canceled with respect to less than the entire Sublease Premises, the Monthly Base Rent and Additional Rent required under the terms of this Sublease shall be prorated on the basis of the number of rentable square feet retained by Subtenant in proportion to the number of rentable square feet contained in the Sublease

Premises, and this Sublease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Sublandlord declines, or fails to elect in a timely manner to recapture the Sublease Premises under this Section 11(b), then, provided Sublandlord and Landlord have consented to the proposed assignment in accordance with, Subtenant shall be entitled to proceed to transfer the Sublease Premises to the proposed assignee, subject to provisions of this Section 11. Notwithstanding the foregoing, if Sublandlord notifies Subtenant that it elects to recapture the Sublease Premises, or a portion thereof, Subtenant may rescind its Transfer Notice by written notice to Sublandlord given no later than five (5) business days after its receipt of Sublandlord's notice, in which event this Sublease shall continue as if Subtenant had never delivered its Transfer Notice.

12. Notices. All notices, demands or requests which may be or are required to be given under this Sublease shall be in writing and shall be given by personal delivery, or by certified or registered mail, return receipt requested, postage prepaid, or by Federal Express or similar overnight courier, charges prepaid, and addressed as follows:

Sublandlord:Extreme Networks

6480 Via Del Oro

San Jose, CA 95119

Attention: Ted Lawson

Subtenant:	Before the Commencement Date: Yangtze Memory Technologies, Inc.

809 Auzerais Ave, Unit 446

San Jose, CA 95126

Attention: Annie Chen

After the Commencement Date: At the Sublease Premises

Attention: Annie Chen

The addresses of the parties may be changed from time to time by notice given in the manner set forth in this Section 12. Each notice, request, demand, advice or designation given under this Sublease shall be deemed properly given only upon actual receipt or refusal of delivery.

13. Termination of Master Lease. This Sublease is, and shall at all times remain, subordinate to the Master Lease. In the event the Master Lease is terminated for any reason, then, on the date of such termination, this Sublease shall automatically terminate and be of no further force or effect. If the termination of the Master Lease (and resulting termination of this Sublease) occurs through no fault of Sublandlord, Sublandlord shall have no liability to Subtenant for the resultant termination of this Sublease. Upon termination of this Sublease, provided that all Subtenant obligations under this Sublease have been fully performed and no uncured default by Subtenant has occurred and is then continuing, Sublandlord shall return to Subtenant any unapplied portion of the Security Deposit. If the Master Lease is terminated due to a default by Sublandlord and as a result thereof, the Sublease is terminated, then Sublandlord shall be liable to Subtenant for actual damages, including relocation expenses, incurred by Subtenant as a result of such termination of this Sublease; provided, however, that in no event shall Sublandlord be liable for consequential or punitive damages.

14. Sublandlord's Obligations with Respect to Master Lease.

(a) Subject to Subtenant's full and faithful compliance with the terms of this Sublease and the Master Lease, Sublandlord shall use reasonable efforts to keep the Master Lease in full force and effect during the Sublease Term. Notwithstanding the foregoing, Sublandlord may in its discretion exercise the right to terminate the Master Lease in the event of casualty, destruction or condemnation as provided under Sections 6.1 and 6.3 of the Master

Lease.

(b) So long as this Sublease is in full force and effect, and subject to Sublandlord's rights under Sections 6.1 and 6.3 of the Master Lease, Sublandlord shall not enter into any agreement or amendment or do or omit to do anything that Sublandlord is obligated to do under the terms of the Master Lease (except for obligations that Subtenant is required to perform under this Sublease) that will cause either the Master Lease to be terminated or the Sublease Premises to be surrendered prior to the expiration of the Sublease Term or otherwise will adversely affect the use by Subtenant of the Sublease Premises, materially increase the obligations of Subtenant or materially decrease the rights of Subtenant. In the event that termination of this Sublease results from a breach thereof by Sublandlord not caused by Subtenant, then Sublandlord shall be liable to Subtenant for reasonable relocation and moving costs or expenses incurred by Subtenant by reason thereof.

(c) Subtenant agrees that, notwithstanding anything to the contrary contained in this Sublease or in the Master Lease, except as otherwise provided in this Section 14(c), Sublandlord shall have no responsibility or obligation in connection with or for any of the representations or covenants  made by Landlord under the Master Lease, nor shall Sublandlord be required to provide any of the services or make any of the alterations,  installations, repairs or restorations or take any other actions that Landlord has agreed to provide, to make, to take or to cause to be provided or made or taken under the provisions of the Master Lease. Subtenant shall rely upon, and look solely, to Landlord for the performance of such obligations; provided that if Landlord shall fail to perform any of its obligations under the Master Lease relating to the Subtenant's quiet possession and use of the Sublease Premises, Sublandlord agrees, for Subtenant's benefit, upon Subtenant's written request, to use commercially reasonable efforts to enforce such obligations of Landlord under the Master Lease (provided commercially reasonable efforts shall not require Sublandlord to file a lawsuit against Landlord), and to attempt to cause Landlord to provide Subtenant with all of the services and other benefits that Landlord is required to provide to the Sublease Premises and Common Areas in accordance with the terms and conditions of the Master Lease. Subtenant shall reimburse all costs and expenses incurred by Sublandlord in enforcing or attempting to enforce the Master Lease against Landlord for Subtenant's benefit at Subtenant's request, and shall indemnify and hold harmless Sublandlord from and against any and all claims arising from or in connection with such enforcement or attempted enforcement by Sublandlord.   Under no circumstances shall Subtenant have any right to require Sublandlord to perform any obligations of Landlord under the Master Lease or otherwise. Subtenant shall not make any claim against Sublandlord for any damage that may arise nor shall Subtenant's obligations hereunder be impaired solely by reason of (i) the failure of Landlord to keep, observe or perform any of Landlord's obligations pursuant to the Master

Lease, or (ii) the acts or omissions of Landlord and each of its agents, contractors, servants, employees, invitees or licensees.

(d) Sublandlord shall protect, indemnify and save Subtenant harmless from and against all costs, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys:fees) by reason of or arising out of: (i) any accident, death, injury or damage which shall happen in, on, about or in connection with, the Premises or any matter involving the condition, occupancy, repair, use, non-use or operation of the Premises prior to the

Commencement Date; or (ii) any gross negligence or willful misconduct of Sublandlord or of Sublandlord's employees, agents, contractors or invitees within the Premises.   Sublandlord's obligation to protect, indemnify and save Subtenant harmless, as set forth in this Section, shall survive the expiration or earlier termination of this Sublease. However the foregoing indemnification obligations of Sublandlord will not apply to any claim or liability is caused by, or arises from the act, or negligence of Subtenant.

(e) Except as otherwise expressly provided in this Sublease, Sublandlord shall perform its covenants and obligations under the Master Lease that do not require possession of the Premises for their performance and that are not otherwise to be performed under this

Sublease by Subtenant on behalf of Sublandlord. For example, Sublandlord shall at all times keep in full force and effect all insurance required of Sublandlord as tenant under the Master Lease unless that requirement is waived in writing by Master Landlord.

(f) Sublandlord agrees to provide copies of default notices received by Sublandlord from Landlord concerning defaults under the Master Lease to Subtenant.   In the event that Sublandlord defaults under any of its obligations under the Master Lease that have not been delegated to Subtenant hereunder, following prior written notice to Sublandlord, Subtenant shall have the right to cure the default on or before the date Sublandlord's applicable cure period expires. If any such default is cured by Subtenant, then Sublandlord shall reimburse to

Subtenant any stuns paid or incurred by Subtenant in effecting the cure within thirty (30) days after notice and demand therefor from Subtenant, together with interest at the Default Rate specified in the Master Lease.

15. Sublandlord Representations and Warranties. Sublandlord represents, warrants and covenants to Subtenant that (a) it is the holder of the interest of Tenant under the Master Lease, (b) to Sublandlord's actual knowledge, the Master Lease is in full force and effect, (c) the copy of the Master Lease attached hereto as Exhibit E is a true and complete copy of the Master Lease, as modified or amended to date, and (d) to Sublandlord's knowledge, there are no defaults or events which with the passage of time would become defaults by Landlord or Sublandlord under the Master Lease.

16. Quiet Enjoyment. Sublandlord represents that it has full power and authority to enter into this Sublease, subject to the consent of the Landlord under the Master Lease. So long as no event of default has occurred (and remains uncured beyond any applicable notice periods), Subtenant's quiet and peaceable enjoyment of the Sublease Premises shall not be disturbed by Sublandlord or by anyone claiming through Sublandlord.

17.       Consent of Landlord. Whenever the consent of Landlord is required under the Master Lease, Subtenant shall obtain the consent of both Sublandlord and Landlord, but in all instances Subtenant shall first request and obtain the consent of Sublandlord before requesting the consent of Landlord. This Sublease shall not become effective until Landlord has provided its written consent to this Sublease (the "Master Landlord Consent"). Notwithstanding anything in this Sublease to the contrary, in the event the Master Landlord Consent is not obtained within thirty (30) days of the parties' execution of this Sublease, then this Sublease shall automatically terminate at ll :59 p.m. Pacific Time on such date and the parties shall thereafter have no further rights or obligations hereunder.

18. Holding Over. If Subtenant continues to occupy the Sublease Premises after the expiration of the Sublease Term without the express written consent of Sublandlord, such occupancy by Subtenant shall automatically, without notice, constitute a default and breach of this Sublease by Subtenant.

19. Brokers. Subtenant represents that it has used no broker in connection with this Sublease except for JLL. Sublandlord represents that it has used no broker in connection with this transaction other.than CBRE, Inc. Sublandlord shall be responsible for payment of a commission to such brokers pursuant to a separate agreement.

20. Entire Agreement. This Sublease contains all of the terms, covenants and conditions agreed to by Sublandlord and Subtenant and may not be modified orally or in any manner other than by an agreement in writing signed by all the parties to this Sublease or their respective successors in interest.

21. Exhibits. All exhibits attached hereto are incorporated in this Sublease, except as expressly excluded herein.

22. Counterparts. This Sublease may be executed in any number of counterparts,

each of which shall be deemed an original, and when taken together they shall constitute one and the same sublease. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Sublease, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

23.       Parking. Subject to the applicable provisions of the Master Lease, Subtenant shall have the exclusive right to park vehicles in the general parking area for the Project in accordance with the applicable provisions of the Master Lease, including, without limitation, Section 9.12 of the Master Lease.

24. Use of FF&E.

(a)During the Sublease Term, Sublandlord hereby leases to Subtenant and Subtenant hereby accepts from Sublandlord, at no additional rent, the FF&E (as defined in Section 1 above). The FF&E shall be leased in its "AS-IS" condition and Sublandlord makes no representations or warranties to Subtenant of any kind with respect thereto. Subtenant shall maintain the FF&E in its existing condition and repair, ordinary wear and tear and damage by casualty excepted, and shall pay all applicable taxes associated with the FF&E, if any.  No alterations or changes shall be done to the FF&E except with Sublandlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided however,

Subtenant shall have the right to move the FF&E within the Sublease Premises. Upon expiration of the Sublease Term, Sublandlord shall convey the FF&E to Subtenant for Ten Dollars ($10.00) pursuant to a Bill of Sale in the form attached hereto as Exhibit "C"; provided however, in no event shall any portion of FF&E owned by the Landlord be included in such conveyance. If, however, this Sublease terminates prior to the end of the Sublease Term, Subtenant shall surrender the FF&E to Sublandlord in the same condition as received, ordinary wear and tear and damage by casualty excepted.

(b)Additionally, Sublandlord hereby leases to Subtenant and Subtenant hereby accepts from Sublandlord, at no additional rent, the furniture listed on Exhibit F to the Master Lease (the "Landlord's Furniture"). The Landlord's Furniture shall be leased in its "AS-IS" condition and Sublandlord makes no representations or warranties to Subtenant of any kind with respect thereto. Subtenant shall maintain the Landlord's Furniture in its existing condition and repair, ordinary wear and tear and damage by casualty excepted, and shall pay all Landlord's Furniture taxes associated with the Landlord's Furniture. No alterations or changes shall be done to the Landlord's Furniture except with Sublandlord's prior written consent. At all times during the Term, Subtenant shall cause the Landlord's Furniture to be insured as required pursuant to the Master Lease. Upon expiration of the Sublease Term or earlier termination of this Sublease, Subtenant shall surrender the Landlord's Furniture to Sublandlord in the same condition as received, ordinary wear and tear and damage by casualty excepted. In the event of any damage to Landlord's Furniture, Subtenant shall provide written notice to Sublandlord of such damage and Subtenant shall make any and all repairs that are necessary at to the Landlord's Furniture at Subtenant's sole cost and expense.

25.       Signage, Subject to the Landlord's and Sublandlord's approval and all applicable provisions of the Master Lease, Subtenant, at Subtenant's sole cost and expense, shall be entitled to the Building Signage (as defined in Section 3.3 of the Master Lease).

26.Restrictive Covenant. This Sublease contains the provisions set forth in Exhibit C-2 of that certain Restrictive Covenant, dated September 28,2012 (the "Restrictive Covenant"), as set forth on Exhibit "G" attached hereto.

[Signature page immediately follows]

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

"SUBLANDLORD":

EXTREME NETWORKS, INC., a Delaware corporation

By: /s/ B. DREW DAVIES

Name: B. Drew Davies

Title: Chief Financial Officer

Date: 2/3/2017

By: /s/ KATY MOTIEY

Name: Katy Motiey

Title: Chief Administrator Officer, HR

GC and Secretary

Date: 2/3/2017

"SUBTENANT":

YANGTZE MEMORY TECHNOLOGIES, INC., a California corporation

By: /s/ WENGUANG SHI___

Name: Wenguang Shi

Title:   President

Date:

By:____________________________

Name:

Title:_______________________

12

LANDLORD'S CONSENT

Landlord hereby consents to the subletting of the Premises on the terms and conditions contained in the foregoing Sublease including, without limitation, Section ll(a). Landlord represents, warrants and covenants to Subtenant that (a) it is the holder of the interest of Landlord under the Master Lease, (b) the Master Lease is in full force and effect, (c) the copy of the Master Lease attached to the foregoing Sublease as Exhibit E is a true and complete copy of the Master Lease, as modified or amended to date. Except as expressly provided in the Sublease, this consent shall not constitute a waiver of Landlord's right to withhold consent to any future assignment or sublease, or a release of Sublandlord from any of its obligations under the Master Lease.

LANDLORD:

W3 RIDGE RIO ROBLES PROPERTY LLC, a California limited liability company

By:                                                                 _ Title:                                                             _ Date:                                                           _